                                                                       EXHIBIT B
                              AMENDMENT TO WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK

      THIS AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK (this "AMENDMENT") is entered into as of the 28th day of June, 2004 (the "EFFECTIVE DATE"), by and between VitalStream Holdings, Inc., a Nevada corporation (the "COMPANY") and ________________ (the "WARRANT HOLDER"). Each of the Company and the Warrant Holder are individually referred to herein as a "PARTY" and collectively as the "PARTIES." Capitalized terms not expressly defined herein shall have the meaning set forth in the Warrant (as such term is defined below).

                                    RECITALS

      WHEREAS the Company issued to the Warrant Holder a warrant to purchase shares of common stock of the Company pursuant to the terms of that certain Warrant to Purchase ____________ Shares of Common Stock dated as of June 14, 2004, Certificate No. ___ (the "WARRANT"); and

      WHEREAS, the Parties desire to amend the Warrant as set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      1. Warrant Price. The "Warrant Price" as defined in the introductory paragraph of the Warrant is hereby changed to $0.6075135 per share.

      2. Warrant Shares. The "Warrant Shares" as defined in the introductory paragraph of the Warrant is hereby changed to __________ shares.

      3. Enforceability of this Amendment. This Amendment shall be a valid and binding obligation of the Company upon execution hereof by the Company, whether or not this Warrant Amendment is executed by the Warrantholder.

      4. Continuing Enforceability. Other than as specifically set forth in this Amendment, the Warrant shall remain unaffected by this Amendment, and the Warrant shall continue in full force and effect, subject to the terms and conditions thereof.

      5. Further Assurances. Each of the Parties shall execute any and all further documents, agreements and instruments, and take all further actions which may be required or desirable under applicable law, or which the other Party may, in its reasonable discretion, request in order to effectuate the transactions contemplated by this Amendment.

      6. Facsimile Signature and Counterparts. This Amendment may be executed by facsimile signature and in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Warrant to Purchase Shares of Common Stock as of the Effective Date.

COMPANY:                            WARRANT HOLDER:

VITALSTREAM HOLDINGS, INC.          __________________________________
                                    PRINT NAME

By:_______________________________  By:_______________________________
Name:_____________________________  Name:_____________________________
Title:____________________________  Title:____________________________